                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2004 (except for the last paragraph of Note 20 as to which the date is April 15, 2004) relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Whitehall Jewellers, Inc., which is incorporated by reference in Whitehall Jewellers, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2004. We also consent to the incorporation by reference of our report dated March 22, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP

March 1, 2005